Exhibit 12 (b)

                             BNP U.S. FUNDING L.L.C.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       AND PREFERRED SECURITIES DIVIDENDS

                          (in thousands, except ratios)

                                                                   For the Year Ended
                                                                    December 31,2003
                                                                    ----------------

Net income                                                              $ 22,759
                                                                        ========
Fixed charges:
      Audit fees                                                              49
      Trustee fees                                                           149
      Administrative and consulting fees                                   1,235
                                                                        --------
Total fixed charges                                                        1,433
                                                                        --------
Earnings before fixed charges                                            $24,192
                                                                        --------
Fixed charges, as above                                                    1,433
                                                                        --------
Preferred securities dividend                                             38,690
                                                                        --------
Fixed charges including preferred securities dividends                   $40,123
                                                                        --------
Ratio of earnings to fixed charges and preferred securities dividend         .60
                                                                        --------